Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement on Form S-1 Post–Effective Amendment No.3 (File No. 333-147019) of Prosper Marketplace Inc. of our report dated March 30, 2010 relating to the consolidated financial statements of Prosper Marketplace Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus which is a part of the Registration Statement.

/s/ Odenberg Ullakko Muranishi & Co. LLP

San Francisco, California
December 16, 2010